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                                                                   EXHIBIT 10.31

                                                         [LOGO OF PCSUPPORT.COM]


28 November 2000

Andrew Smith,
ICE Securities North America LLC,
13th Floor - 645 Madison Ave.,
New York, NY, 10022

Dear Andrew:

Re: Issuance of Warrants - Second Amendment to our letter agreement of March 21, 2000 (the "Letter Agreement")

Thank you for all of your work in arranging for institutional investors to invest $2,025,000 in PCsupport.com.

In recognition of your services and efforts, we agree to amend item E of the Letter Agreement as follows:

     1. Of the 250,000 warrants we have already issued to you pursuant to the amendment letter of May 20, 2000, we agree to reset the exercise prices for the ICE Warrants as follows:
         a.  $1.50 for 125,000  "A" warrants
         b.  $1.25 for 62,500  "B" warrants
         c.  $1.00 for 62,500  "C" warrants
     2. All other terms of the Letter Agreement and Amendment Letter remain unchanged.
     3. We also agree that when the Institutional Round has completed, we will issue a further 250,000 pursuant to the Letter Agreement at the same number and prices as in clause 1. above.

All defined terms used in this letter that are not defined herein shall have the meaning ascribed to them in the Letter Agreement.

Andrew, if this is acceptable to you, please indicate your approval by signing below and returning to me.

Sincerely,

/s/ David W. Rowat

David W. Rowat,
Vice President and CFO
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Agreed:     /s/ Andrew Smith
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        Andrew Smith, CEO, ICE Securities North America, LLC